Exhibit 99-2

                   CERTIFICATION OF CHIEF FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBENES-OXLEY ACT OF 2002


         In connection with the quarterly report on Form 10-Q of Hartmarx Corporation (the "Company") for the quarterly period ended August 31, 2002 as filed with Securities and Exchange Commission on the date hereof (the "Report"), Glenn R. Morgan, as Executive Vice President and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbenes-Oxley Act of 2002, that to the best of his knowledge, (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Glenn R. Morgan
________________________________
Glenn R. Morgan
Executive Vice President and
Chief Financial Officer

October 15, 2002



         This certification accompanies the Report pursuant to Section 906 of the Sarbenes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbenes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.